UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

FIREFLY NEUROSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

(888) 237-6412
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2025,  Firefly Neuroscience, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell $2,000,000 of units (each a “Unit” and, collectively the “Units”), at a purchase price of $3.00 per Unit. Each Unit consists of (i) either (A) one share of common stock, par value $0.0001 per share (the “Common Stock”), or (B) a prefunded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”) at a nominal exercise price of $0.0001 per share, to the extent that acquiring the shares of Common Stock instead of the Pre-Funded Warrants would have caused the Investors to own in excess of 4.99% of the outstanding Common Stock on a post-issuance basis; (ii) one common stock purchase warrant (the “$3.50 Warrant") to purchase one share of Common Stock over five (5) years at an exercise price of $3.50 per share; (iii) one common stock purchase warrant (the “$4.00 Warrant”, together with the Pre-Funded Warrants and $3.50 Warrants, the “Warrants”) to purchase one share of Common Stock over five (5) years at an exercise price of $4.00 per share; and (iv) the issuance of the Common Stock upon the exercise of the Warrants (collectively, the “Warrant Shares”). The Warrants include a beneficial ownership limitation, which provides that the Company shall not effect any exercise, and a holder shall not have the right to exercise any portion of the Warrants, to the extent that, after giving effect to such exercise, the holder (together with the holder’s affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock immediately after the issuance of the Common Stock issuable upon exercise. On the same date, the closing under the Purchase Agreement occurred, and the Company issued 400,000 Units to the Investors at a total purchase price of $1,200,000.

The offer and sale of securities described above pursuant to the Purchase Agreement was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

The foregoing summary of the terms and conditions of the Units, including the Warrants and the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Warrants, copies or forms of which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The securities that may be issued by the Company to the Investors under the Purchase Agreement are being offered and sold by the Company in a series of transactions that are exempt from the registration requirements of the Securities Act in reliance on Rule 506(b) of Regulation D or Regulation S thereunder. In the Purchase Agreement, the Investors will be required to guarantee, among other things, that they qualify as an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act) or are a foreign person not residing in the United States. Accordingly, the offer and sale by the Company of the securities that may be issued and sold to Investors under the Purchase Agreement have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of $3.50 Common Stock Purchase Warrant
4.3	Form of $4.00 Common Stock Purchase Warrant
10.1	Securities Purchase Agreement between Firefly Neuroscience, Inc. and the Investors, dated June 13, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2025	FIREFLY NEUROSCIENCE, INC.

/s/ Greg Lipschitz
Name: Greg Lipschitz
Title: Chief Executive Officer